Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225805

Prospectus Supplement

(To Prospectus dated July 19, 2018)

4,583,334 Shares

Common Stock

We are offering 4,583,334 shares of our common stock, $1.00 par value per share, which we refer to as our common stock.

Our common stock trades on the Nasdaq Global Market (“Nasdaq”), under the trading symbol “SLCT.” The last reported sale price of our common stock on Nasdaq on August 27, 2018, was $12.21 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in our most recent Annual Report on Form 10-K and those contained in our other filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein before you make your investment decision.

None of the SEC, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the North Carolina Commissioner of Banks or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts, or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

	Per share	Total
Public offering price	$12.00	$55,000,008.00
Underwriting discount(1)	$0.60	$2,750,000.40
Proceeds before expenses, to us	$11.40	$52,250,007.60

(1)	See “Underwriting” beginning on page S-15 for disclosure regarding the underwriting discount, the underwriter’s compensation and our expenses.

We have granted the underwriter an option to purchase, exercisable within 30 days from the date of this prospectus supplement, up to an additional 687,500 shares of our common stock at the public offering price, less the underwriting discount.

The underwriter expects to deliver the shares of our common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment, on or about August 30, 2018.

FIG Partners, LLC

Prospectus Supplement dated August 27, 2018.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement, before investing in our common stock.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus and any written communication from Select Bancorp, Inc. or the underwriter specifying the final terms of this offering. Neither we nor the underwriter have authorized anyone to provide you with different or additional information, or to make any representations, from those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information in this prospectus supplement conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 700 West Cumberland Street, Dunn, North Carolina 28334, and our telephone number is (910) 892-7080. Our website address is www.selectbank.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement or the accompanying prospectus.

Except where the context otherwise requires, the “Company”, “we”, “us” and “our” refer to Select Bancorp, Inc. and its consolidated subsidiaries, and the “Bank” refers to our wholly owned subsidiary bank, Select Bank & Trust Company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus supplement (including the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements generally relate to our financial condition, results of operations, plans, objectives, future performance, or business. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “will,” “may,” “should,” “could,” “would,” “continues,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to, those described in this prospectus supplement. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements management may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information actually known to us at the time. Management undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this prospectus supplement are based on current expectations, estimates and projections about our business, management’s beliefs and assumptions made by management. These statements are not guarantees of our future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. These risks, uncertainties and assumptions include, without limitation:

•	deterioration in the financial condition of borrowers resulting in significant increases in our loan losses and provisions for those losses and other adverse impacts to our results of operations and financial condition;
•	the failure of assumptions underlying the establishment of reserves for possible loan losses;
•	legislative and regulatory changes, including changes in banking, tax, and securities laws and regulations and their application by our regulators;
•	changes in interest rates that affect the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest-sensitive assets and liabilities;
•	our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income;
•	volatility of rate-sensitive deposits;
•	changes in loan underwriting, credit review, or loss reserve policies associated with economic conditions, regulatory examination conclusions, or regulatory developments;
•	our ability to effectively manage credit risks from concentrations, including concentrations in our commercial real estate portfolio at levels we or our regulators deem acceptable;
•	changes in financial market conditions, either internationally, nationally, or locally in areas in which we conduct operations, including reductions in rates of business formation and growth, demand for our products and services, and commercial and residential real estate development and prices;
•	changes in accounting principles, policies, and guidelines applicable to bank holding companies and banking;
•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets, including any of the foregoing associated with our acquisition activity;
•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing (including the value of securities in our investment portfolio);
•	our ability to adapt successfully to technological changes to compete effectively in the marketplace, including against non-traditional competitors such as technology companies;
•	the effects of competition from other commercial banks, non-bank lenders, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and mutual funds, and other financial institutions operating in our market area and elsewhere, together with such competitors offering banking products and services by mail, telephone, and the Internet that compete with the services we offer in our markets;
•	our ability to attract and retain key personnel experienced in banking and financial services;
•	changes in governmental monetary and fiscal policies as well as other legislative and regulatory changes;
•	changes in political and economic conditions;
•	the impact of heightened regulatory scrutiny of financial products and services;

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•	our ability to comply with any requirements imposed on us by regulators, and the potential negative consequences that may result;
•	operational, compliance, and other factors, including conditions in local areas in which we conduct business such as inclement weather or a reduction in the availability of services or products for which loan proceeds will be used, that could prevent or delay closing and funding loans and any subsequent sale in the secondary market;
•	the effect of any mergers, acquisitions, or other transactions, to which we or the Bank may from time to time be a party, including management’s ability to successfully integrate any businesses acquired;
•	the costs, effects, and outcomes of existing or future litigation, including any litigation related to our acquisition activities;
•	operational risks, including data processing system failures or fraud;
•	cyber-attacks and other data breaches that compromise the security of our customer information; and
•	our success at managing the risks involved in the foregoing.

Except as otherwise disclosed, forward-looking statements do not reflect: (i) the effect of any acquisitions, divestitures or similar transactions that have not been previously disclosed; (ii) any changes in laws, regulations or regulatory interpretations; or (iii) any change in current dividend or repurchase strategies, in each case after the date as of which such statements are made.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus we file with the SEC, including the information set forth under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, together with the accompanying prospectus, the information incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent Quarterly Reports on Form 10-Q and the financial statements (and the notes thereto) contained therein, and any other documents to which we refer you.

Company

We are a bank holding company headquartered in Dunn, North Carolina. Select Bank & Trust Company (the “Bank”), an FDIC-insured depository institution, is our wholly owned subsidiary. The Company and Bank were originally known as New Century Bancorp, Inc. and New Century Bank, respectively. The Bank was incorporated on May 19, 2000, as a North Carolina-chartered commercial bank and opened for business on May 24, 2000. The Company was incorporated under North Carolina law on May 14, 2003. We have one unconsolidated subsidiary, New Century Statutory Trust I. In 2004, we issued $12.4 million of junior subordinated debentures to the trust, which in turn issued $12.0 million of trust preferred securities.

As of June 30, 2018, we had consolidated total assets of $1.22 billion, total deposits of $993.5 million, and total shareholders’ equity of $140.7 million. Our common stock is listed on the Nasdaq Global Market under the trading symbol “SLCT.” The last reported sale price of our common stock on Nasdaq on August 27, 2018, was $12.21 per share.

The Bank operates for the primary purpose of serving the lending, deposit, and other banking needs of individuals and small- to medium-sized businesses in its market areas. It offers a range of banking services including checking and savings accounts, commercial, consumer, mortgage and personal loans, and other associated financial services, such as, online and mobile banking and cash management services (including online bill pay, remote deposit capture and ACH services). The Bank has 18 branches located in Burlington, Charlotte, Clinton, Dunn, Elizabeth City, Fayetteville, Goldsboro, Greenville, Leland, Lillington, Lumberton, Morehead City, Raleigh, Washington and Wilmington, North Carolina and Blacksburg, Rock Hill and Six Mile, South Carolina as well as two loan production offices located in New Bern and Wilson, North Carolina. While our presence in these communities and the markets surrounding these communities is important, we are committed to offering banking services that allow our customers to bank with us on their own schedules from wherever they are.

Growth

Since we began banking operations in 2000, we have experienced significant growth through organic expansion and the following strategic acquisitions:

•	On July 13, 2006, we acquired Progressive State Bank, a $59.6 million asset bank headquartered in Lumberton, North Carolina.

•	On July 25, 2014, we acquired Select Bancorp, Inc. and its subsidiary bank, Select Bank & Trust Company, a $265.3 million asset bank headquartered in Greenville, North Carolina. In connection with the associated mergers, we assumed our current Select Bancorp, Inc. and Select Bank & Trust Company brand names.

•	On December 11, 2015, we purchased two branches located in Leland and Morehead City, North Carolina from Yadkin Bank. As a result, we acquired $30.8 million in deposits and $9.1 million in loans.

•	On December 15, 2017, we acquired Premara Financial, Inc. and its subsidiary bank, Carolina Premier Bank, a $259.2 million asset bank headquartered in Charlotte, North Carolina. Through this acquisition, we expanded our market areas to include Charlotte, North Carolina, and surrounding areas and entered into upstate South Carolina, marking our initial entry into the South Carolina market.

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Management

Select Bancorp, Inc. and Select Bank & Trust Company are led by:

William L. Hedgepeth II – President and Chief Executive Officer. A native of North Carolina, Bill has been in the banking industry since 1983. He has served as President and Chief Executive Officer of the Bank since 2014 and, prior to that, he served as President and Chief Executive Officer of New Century Bank (predecessor to the Bank) from 2008–2014 and as Chief Executive Officer of the former New Century Bank of Fayetteville from 2004–2008. He is a graduate of the University of North Carolina in Chapel Hill, North Carolina.

Mark A. Jeffries – Chief Financial Officer. A native of Georgia, Mark has been in the banking industry since 2004. He has served as Chief Financial Officer of the Bank since 2014, and prior to that, he served as Chief Financial Officer of Millennium Bank from 2009-2014 and as Chief Financial Officer of Asheville Savings Bank from 2007-2008. He also served as Controller and interim Chief Financial Officer of Gateway Bank from 2004-2007. He is a graduate of East Carolina University in Greenville, North Carolina.

W. Keith Betts – Chief Banking Officer. A native of Delaware, Keith has been in the banking industry since 1980. He has served as Chief Banking Officer of the Bank since January 2017, and prior to that, he served as Regional Executive for the bank’s New Hanover and Brunswick County, North Carolina markets. He founded Port City Capital Bank in Wilmington in 2001 and served as that bank’s President and Chief Executive Officer until the bank was sold in 2006. He is a graduate of St. Andrews Presbyterian College in Laurinburg, North Carolina.

Lynn H. Johnson – Chief Operating Officer. A native of North Carolina, Lynn has been in the banking industry since 2003, and was named Chief Operating Officer of the Bank in 2017, after serving as Chief Administrative Officer since 2014. Prior to that, she served as Corporate Ethics Officer and Human Resources Director from 2011-2014 and as the Human Resources Director from 2003-2014. Lynn is certified as a Senior Professional of Human Resources (SPHR) and as a Corporate Compliance Ethics Professional (CCEP). She is a graduate of Wake Technical Community College in Raleigh, North Carolina.

David Richard “Rick” Tobin Jr. – Chief Credit Officer. A native of Virginia, Rick has been in the banking industry since 1981. He has served as Chief Credit Officer for the Bank since 2014. He served as Chief Credit Officer for New Century Bank from 2012-2014 and as a Senior Credit Administrator from 2008-2012. He is a graduate of Appalachian State University in Boone, North Carolina.

Strategy

We believe that our primary competitive advantages are our strong local identity and affiliation with the community and our emphasis on providing specialized services to small- and medium-sized business enterprises, as well as professional and upper-income individuals. We offer customers modern, high-tech banking without forsaking community values such as prompt, personal service and friendliness and we intend to attract customers by being responsive and sensitive to their individualized needs. We also rely on goodwill and referrals from shareholders and satisfied customers, as well as traditional marketing media to attract new customers. To enhance a positive image in the community, we support and participate in local events and our officers and directors serve on boards of local civic and charitable organizations. Our goal is to provide a common sense approach to banking with knowledgeable staff and superior products and services.

Our principal executive office is located at 700 West Cumberland Street, Dunn, North Carolina 28334, and our telephone number is (910) 892-7080. We maintain a website at www.selectbank.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” on page S-18 of this prospectus supplement.

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THE OFFERING

Issuer	Select Bancorp, Inc.

Common stock offered	4,583,334 shares of common stock.

Option to purchase additional shares	We have granted the underwriter an option for a period of 30 days to purchase up to 687,500 additional shares of common stock.

Common stock to be outstanding immediately after this offering	18,608,221 shares of common stock (or 19,295,721 shares of common stock if the underwriter exercises its option to purchase additional shares in full).

Public offering price per share	$12.00

Use of proceeds

The net proceeds from this offering will be approximately $52.0 million (or $59.8 million if the underwriter exercises its option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to make investments in the Bank, to enhance our capital position and that of the Bank, and for general corporate purposes. See “Use of Proceeds” on page S-11.

Dividends

We have not historically paid cash dividends on our common stock. Holders of our common stock would only be entitled to receive any cash dividend when, as, and if declared by our board of directors or a duly authorized committee thereof. Our ability to declare and pay dividends is limited by state law and by applicable federal and state regulatory restrictions, including the regulations and guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) applicable to bank holding companies.

In addition, because we are a bank holding company, our ability to pay dividends on our common stock will be highly dependent upon the receipt of dividends, fees and other amounts from the Bank, which, in turn, will be highly dependent upon the Bank’s historical and projected results of operations, liquidity, cash flows and financial condition, as well as various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to us. For additional information, see “Dividend Policy” on page S-14.

Lock-up in connection with this offering	We and all of our directors and officers have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of the underwriting agreement, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans. See “Underwriting” on page S-16.

Transfer agent and registrar	Computershare Trust Company, N.A.

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Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq trading symbol	Our common stock is listed on the Nasdaq Global Market under the trading symbol “SLCT.”

The number of shares of common stock to be outstanding after this offering is based on 14,024,887 shares of common stock outstanding as of June 30, 2018 and excludes the following:

•	254,607 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $8.37 per share; and
•	600,000 shares of our common stock reserved for issuance in connection with stock awards available for issuance under our 2018 Omnibus Stock Incentive Plan.

Unless expressly indicated or the context otherwise requires, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase up to an additional 687,500 shares of our common stock in this offering.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below together with the other information included in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 20 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and updates or additional risk factors included under Item 1A of Part II of our subsequently filed quarterly reports on Form 10-Q, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. The risks described below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of the following risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. In this event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to this Offering and our Common Stock

The market price of our common stock may decline after the offering.

The price per share at which we sell our common stock in this offering may be more or less than the market price of the common stock on the date the offering is consummated. If the purchase price in the offering is higher than the market price at the time the offering is consummated, purchasers will experience an immediate decline in the value of their investment in the common stock purchased in this offering. If the purchase price in the offering is less than the market price for the shares at the time the offering is consummated, certain purchasers who buy shares in this offering may be inclined to immediately sell those shares to attempt to realize a profit. Any such sales, depending on their volume and timing, could cause the market price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of our common stock in this offering will be able to sell shares after the offering at a price that is equal to or greater than the price for which they purchased shares in the offering. Purchasers should consider these possibilities in determining whether to purchase shares in the offering and the timing of any sales of such shares.

We have broad discretion in the use of the net proceeds from this offering, and our use of those proceeds may not yield a favorable return on your investment.

We expect to use the net proceeds of this offering to make investments in the Bank, to enhance our capital position and that of the Bank, and for general corporate purposes. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. In addition, we may fail to use the proceeds of this offering effectively or in a manner that increases our market value or enhances our profitability. We have not established a timetable for the effective deployment of the proceeds of this offering, and we cannot predict how long it will take to deploy the proceeds. Investing the offering proceeds in short-term, interest-bearing instruments until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting our business, results of operations and financial condition.

Future sales of shares of our common stock by our shareholders or the perception that those sales could occur may cause our stock price to decline.

Although our common stock is listed on the Nasdaq Global Market under the symbol “SLCT,” the trading volume in our common stock is lower than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the relatively low trading volume of our common stock, significant sales of our common stock in the public market, or the perception that those sales may occur, could cause the trading price of our common stock to decline or to be lower than it otherwise might be in the absence of those sales or perceptions.

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Our ability to pay cash dividends on our securities is limited and we may be unable to pay future dividends.

We have not historically paid cash dividends on our common stock, and we may not declare or pay dividends on our securities, including our common stock, in the future. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, and other factors that our board of directors may deem relevant. The holders of our capital stock are entitled to receive dividends when, and if, declared by our board of directors out of funds legally available for that purpose. As part of our consideration of whether to pay cash dividends, we intend to retain adequate funds from future earnings to support the development and growth of our business. In addition, our ability to pay dividends is restricted by federal policies and regulations. It is the current policy of the Federal Reserve that bank holding companies should pay cash dividends on capital stock only out of net income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. Further, our principal source of funds to pay dividends is cash dividends that we receive from the Bank, which, in turn, will be highly dependent upon the Bank’s historical and projected results of operations, liquidity, cash flows and financial condition, as well as various legal and regulatory prohibitions and other restrictions on the ability of the Bank to pay dividends, extend credit or otherwise transfer funds to us.

Additional issuances of our common stock or securities convertible into our common stock may dilute holders of our common stock.

We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of our common stock, securities convertible into, exchangeable for, or that represent an interest in our common stock (or common stock-equivalent securities) to fund strategic initiatives, make acquisitions of other businesses, for other business needs, or to build additional capital. Our board of directors is authorized to cause us to issue additional shares of our common stock from time to time for adequate consideration without any additional action on the part of our shareholders. The market price of our common stock could decline as a result of other offerings, as well as other sales of a large block of our common stock or the perception that such sales could occur.

Our stock price might fluctuate significantly, which could cause the value of your investment in our common stock to decline, and you might not be able to resell your shares at a price at or above the public offering price.

Since January 1, 2016, the price of our common stock, as reported by Nasdaq, has ranged from a low closing sale price of $7.70 on January 5, 2016, to a high closing sale price of $14.05 on July 9, 2018. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of our common stock regardless of our results of operations. Factors that impact the market for our stock include:

•	our operating performance and the operating performance of similar companies;

•	the overall performance of the equity markets;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally;

•	the market for similar securities;

•	announcements by us or our competitors of acquisitions, business plans, or commercial relationships;

•	threatened or actual litigation;

•	changes in the composition of our board of directors or management;

•	publication of research reports or news stories about us, our competitors, or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

•	whether we declare dividends on our common stock from time to time;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, if any;

•	large volumes of sales of our shares of common stock by existing shareholders; and

•	general political and economic conditions.

In addition, the stock market in general, and the market for banks and financial services companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. During the financial crisis of 2008–2009, financial institution stocks saw significant loss of value, with some stocks losing all their value due to the failure or bankruptcy of the issuer. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.

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We are subject to extensive regulation, and ownership of our common stock may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that will impact the rights and obligations of owners of our common stock, including, for example, our ability to declare and pay dividends on our common stock. Shares of our common stock are voting securities for purposes of the BHCA and any bank holding company or foreign bank that is subject to the BHCA may need approval to acquire or retain more than 5% of the then-outstanding shares of our common stock, and any holder (or group of holders deemed to be acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares of our common stock. A holder or group of holders may also be deemed to control us if they own 25% or more of our total equity. Under certain limited circumstances, a holder or group of holders acting in concert may exceed the 25% percent threshold and not be deemed to control us until they own 33% percent or more of our total equity. The amount of total equity owned by a holder or group of holders acting in concert is calculated by aggregating all shares held by the holder or group, whether as a combination of voting or non-voting shares or through other positions treated as equity for regulatory or accounting purposes and meeting certain other conditions. Holders of our common stock should consult their own counsel with regard to regulatory implications of acquiring shares of our common stock.

Holders should not expect us to redeem outstanding shares of our common stock.

Our common stock is a perpetual equity security. This means that it has no maturity or mandatory redemption date and will not be redeemable at the option of the holders. Any decision we may make at any time to propose the repurchase or redemption of shares of our common stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity, general market conditions at that time and other factors we deem relevant. Our ability to redeem shares of our common stock is subject to regulatory restrictions and limitations, including those of the Federal Reserve.

Offerings of debt, which would rank senior to our common stock upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or the Bank’s regulatory capital ratios fall below the required minimums, we or the Bank could be forced to raise additional capital by making additional offerings of debt or equity securities, senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect the rights of the holders of our common stock, which could depress the price of our common stock.

Our articles of incorporation authorize us to issue up to 5,000,000 shares of one or more series of preferred stock. Our board of directors, in its sole discretion, has the authority to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series, the designation of such series, and the dividend rate for each series, without any further vote or action by our shareholders. Our preferred stock may be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium over the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

Anti-takeover provisions could adversely affect our shareholders.

In some cases, shareholders would receive a premium for their shares if we were acquired by another company. However, state and federal law and our articles of incorporation and bylaws make it difficult for anyone to acquire us without approval of our board of directors. For example, our articles of incorporation require a supermajority vote of two-thirds of our outstanding common stock in order to effect a sale or merger of the Company in certain circumstances. Consequently, a takeover attempt may prove difficult, and shareholders may not realize the highest possible price for their securities.

Shares of our common stock are not insured deposits and may lose value.

Shares of our common stock are not savings accounts, deposits or other obligations of any depository institution and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As a result, if you acquire shares of our common stock, you may lose some or all of your investment.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock we are offering will be approximately $52.0 million (or approximately $59.8 million if the underwriter exercises its option to purchase additional shares of common stock in full), after deducting the maximum underwriting discount and estimated offering costs payable by us. The underwriter has agreed to a reduced discount of $0.12 per share for any shares sold to directors, officers, and employees of the Company and the Bank. In this prospectus supplement, we have assumed that no shares will be sold to directors, officers, and employees of the Company and the Bank and that the maximum underwriting discount will apply to all shares sold in this offering.

We expect to use the net proceeds of this offering to make investments in the Bank, to enhance our capital position and that of the Bank, and for general corporate purposes.

The amounts and timing of our use of the net proceeds from this offering will depend on market conditions, among other factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

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MARKET PRICE OF OUR COMMON STOCK

Our common stock is traded on the Nasdaq Global Market under the symbol “SLCT.” Quotations of the sales volume and the closing sales prices of our common stock are listed daily in the Nasdaq Global Market’s listings. The following table sets forth the quarterly high and low closing prices for our common stock as reported by the Nasdaq Global Market:

	High	Low
2018
Third Quarter (through August 27, 2018)	$14.05	$12.21
Second Quarter	$13.47	$12.63
First Quarter	$13.58	$12.52
2017
Fourth Quarter	$12.64	$11.55
Third Quarter	$12.70	$11.25
Second Quarter	$12.25	$10.91
First Quarter	$11.22	$9.71
2016
Fourth Quarter	$10.48	$8.02
Third Quarter	$8.72	$7.89
Second Quarter	$8.25	$8.00
First Quarter	$8.18	$7.70

The closing price of our common stock on Nasdaq on August 27, 2018 was $12.21 per share. On August 14, 2018, we had 1,124 holders of record of our common stock. The actual number of shareholders is greater than this number of record holders, and includes shareholders who are beneficial owners but whose shares are held in “street name” by brokers and other nominees.

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DIVIDEND POLICY

We have not historically declared or paid cash dividends on our common stock. Holders of our common stock are entitled to receive only such cash dividends as our board of directors may declare out of funds legally available for such payments.

We are organized under the North Carolina Business Corporation Act, which prohibits the payment of a dividend if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved, to satisfy the preferential rights upon dissolution of any preferred shareholders. In addition, because we are a bank holding company, the Federal Reserve may impose restrictions on cash dividends paid by us. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve’s view that a bank holding company should pay cash dividends only to the extent that the holding company’s net income for the past four quarters, net of any dividends previously paid during that period, is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the bank holding company’s capital needs, asset quality and overall financial condition. The Federal Reserve has also indicated that it would be inappropriate for a bank holding company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve, the Federal Reserve may prohibit a bank holding company from paying any dividends if any of the holding company’s bank subsidiaries are classified as undercapitalized.

Our ability to pay dividends is largely dependent upon the amount of cash dividends that the Bank pays to us, which distributions are restricted under North Carolina banking laws and regulations. The Bank may make distributions only to the extent that the Bank remains adequately capitalized. In addition, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank. The Office of the North Carolina Commissioner of Banks and the FDIC also are authorized to prohibit the payment of dividends by a bank under certain circumstances. Such requirements and policies may limit our ability to obtain dividends from the Bank for our cash needs, including payment of dividends to our shareholders and the payment of operating expenses.

Any determination to pay future dividends to shareholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, statutory and regulatory restrictions and any other factors that our board of directors deems appropriate.

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CAPITALIZATION

The following table sets forth our consolidated capitalization, including regulatory capital ratios, at June 30, 2018 on:

•	an actual basis; and
•	on an as adjusted basis to give effect to the net proceeds from the sale by us of 4,583,334 shares of common stock in this offering (assuming the underwriter does not exercise its option to purchase additional shares) at a public offering price of $12.00 per share for the common stock, after deducting the maximum underwriting discount and estimated offering expenses payable by us.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto, which are included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2018 and incorporated herein by reference.

	As of June 30, 2018
	Actual	As Adjusted
	(dollars in thousands, except share and per share data and ratios)
Liabilities
Total deposits	$993,484	$993,484
Short-term debt	21,071	21,071
Long-term debt	57,372	57,372
Accrued interest payable	528	528
Accrued expenses and other liabilities	3,574	3,574
Total deposits and liabilities	1,076,029	1,076,029
Shareholders’ equity
Preferred stock, no par value, 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $1.00 par value, 25,000,000 shares authorized, 14,024,887 shares issued and outstanding, actual; 18,608,221 shares issued and outstanding, as adjusted	14,025	18,608
Additional paid-in capital	96,032	143,430
Retained earnings	30,865	30,865
Accumulated other comprehensive income (loss)	(220)	(220)
Total shareholders’ equity	140,702	192,683
Total liabilities and shareholders’ equity	$1,216,731	$1,268,712

Consolidated Capital ratios

Tier 1 leverage ratio	10.44%	14.19%
Common equity tier 1 risk-based capital ratio	10.51	14.87
Tier 1 risk-based capital ratio	11.63	15.95
Total risk-based capital ratio	12.52	16.82

S-14

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and FIG Partners, LLC, which we refer to as the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, all the shares of common stock in this offering.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the following:

•	the representations and warranties made by us to the underwriter are true;
•	there is no material adverse change in the financial markets; and
•	the receipt by the underwriter of customary closing documents, including officers’ certificates and legal opinions.

The underwriting agreement provides that the underwriter will purchase all of the shares of common stock offered hereby if any of them are purchased.

The underwriter is offering the shares of common stock offered hereby subject to its acceptance of such shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. We have agreed to indemnify the underwriter, its affiliates and persons who control the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriter and its affiliates may be required to make in respect of these liabilities.

Commission and Expenses

The underwriter has advised us that it proposes to offer the shares of common stock offered hereby to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.36 per share. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the price per share and total public offering price, the maximum underwriting discount and commissions to be paid to the underwriter by us and proceeds before expenses to us. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock.

	Per Share	No Exercise	Full Exercise

Public offering price	$12.00	$55,000,008.00	$63,250,008.00

Underwriting discount	$0.60	$2,750,000.40	$3,162,500.40

Proceeds to us (before expenses)	$11.40	$52,250,007.60	$60,087,507.60

The underwriter has agreed to a reduced discount of $0.12 per share for any shares sold to directors, officers, and employees of the Company and the Bank. In this prospectus supplement, we have assumed that no shares will be sold to directors, officers, and employees of the Company and the Bank and that the maximum underwriting discount will apply to all shares sold in this offering.

We have agreed to reimburse the underwriter for certain out-of-pocket expenses in connection with this offering, including legal expenses. The maximum amount of the underwriter’s out-of-pocket expenses that are to be reimbursed by the Company is not to exceed $100,000 in the aggregate. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriter compensation for this offering.

We estimate expenses payable by us in connection with this offering, other than the underwriting discount and commissions referred to above but including the reimbursement of the underwriter’s expenses, will be approximately $300,000.

S-15

Option to Purchase Additional Shares

We have granted the underwriter an option for a period of 30 days after the date of the underwriting agreement to buy up to 687,500 additional shares of our common stock, at the public offering price less the underwriting discount and commissions. The underwriter may exercise this option in full or from time to time in part.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “SLCT.”

No Sales of Similar Securities

We and each of our directors and executive officers, severally and not jointly, have agreed, with limited exceptions, not to sell or transfer any shares of our common stock for 90 days after the date of the underwriting agreement without first obtaining the written consent of FIG Partners, LLC. Specifically, we have agreed, subject to certain exceptions, not to, directly or indirectly:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of or transfer any shares of common stock or any securities convertible into or exchangeable or exercisable for common stock;
•	file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933; or
•	enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise.

This lockup provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and purchases to cover positions created by short sales in accordance with Regulation M under the Securities Exchange Act of 1934.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering. Short sales may be “covered short sales” or “naked short sales.” In a covered short position, the number of excess shares sold by the underwriter, if any, are not greater than the number of shares of common stock that it may purchase pursuant to its option to purchase additional shares. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the underwriter’s option to purchase additional shares.

The underwriter may close out any covered short position either by exercising, in whole or in part, its option to purchase additional shares, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which it may purchase shares through the purchase option described above. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering. The underwriter also may engage in syndicate covering transactions, which are transactions that involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of common stock to close out the short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market as compared with the price at which the underwriter may purchase shares of common stock through exercise of the option to purchase additional shares.

S-16

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during a period before the commencement of offers or sales of our common stock and extending through the completion of the distribution of this offering. A passive market maker must generally display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, the passive market maker may continue to bid and effect purchases at a price exceeding the then highest independent bid until specified purchase limits are exceeded, at which time such bid must be lowered to an amount no higher than the then highest independent bid. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities at any time.

Electronic Offer, Sale and Distribution of Securities

In connection with the offering, the underwriter or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriter or its affiliates have a lending relationship with us, the underwriter or its affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriter and its affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-17

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus supplement will be passed upon for us by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Certain legal matters in connection with the offering will be passed upon for the underwriter by Williams Mullen, Richmond, Virginia.

EXPERTS

The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of the firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and the shares of common stock offered hereby, you should refer to the registration statement and to the exhibits filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including our registration statement and the exhibits thereto, may be inspected without charge at the public reference room maintained by the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of all or any portion of the registration statements and the filings may be obtained from such offices upon payment of prescribed fees. The public may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 551-8090. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Select Bancorp, Inc.

700 West Cumberland Street

Dunn, North Carolina 28334

Telephone number: (910) 892-7080

Attn: Mark A. Jeffries, Executive Vice President and Chief Financial Officer

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.

We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•	our Definitive Proxy Statement on Schedule 14A, filed on April 2, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 10, 2018;

S-18

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, filed with the SEC on August 8, 2018;

•	Current Reports on Form 8-K filed with the SEC on February 26, 2018, May 24, 2018 and August 27, 2018; and

•	the description of our common stock contained in Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-220670) filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Select Bancorp, Inc., 700 West Cumberland Street, Dunn, North Carolina, 28334, Attention: Chief Financial Officer, (910) 892-7080. These documents are also available on the Investor Relations section of our website, which is located at www.selectbank.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information.

S-19

Prospectus

$85,000,000 of

Common Stock,

Preferred Stock,

Warrants,

Debt Securities,

Units,

Depositary Shares,

Purchase Contracts, and/or

Rights

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $85,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We will specify in any accompanying prospectus supplement the terms of any offering. You should read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest in any securities. This prospectus may not be used by us to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our shareholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock trades on the NASDAQ Global Market under the trading symbol “SLCT.” On July 10, 2018, the last reported sale price of our common stock was $13.55 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

You should carefully read this prospectus, the prospectus supplement relating to any specific offering of securities and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may issue and sell to the public, either separately or together, any part or all of the securities described in the registration statement, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $85,000,000 of our debt securities, preferred stock, depositary shares, common stock, purchase contracts, rights, warrants, or units consisting of two or more securities. We may also issue common stock or preferred stock upon conversion, exchange, or exercise of any of the securities mentioned above. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.

We may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement (or pricing supplement), which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in this prospectus, any prospectus supplement (or pricing supplement), and the documents we have incorporated by reference. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement (or pricing supplement), or a future filing with the SEC incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations other than those contained or incorporated in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to sell or to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

Except where the context otherwise requires, the “Company”, “we”, “us” and “our” refer to Select Bancorp, Inc. and its consolidated subsidiaries, and the “Bank” and “Select Bank” refers to our wholly owned subsidiary bank, Select Bank & Trust Company.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it might not contain all of the information that is important to you. Accordingly, you are urged to carefully review this prospectus in its entirety, including “Risk Factors” beginning on page 5 and our financial statements and related notes thereto incorporated by reference herein, before making an investment decision.

Select Bancorp, Inc.

The Company, headquartered in Dunn, North Carolina, is the bank holding company for Select Bank & Trust Company. The Company was incorporated under the laws of the State of North Carolina on May 14, 2003, for the purpose of serving as the bank holding company of the Bank. Effective September 19, 2003, the Company became the registered bank holding company of Select Bank, following receipt of required approvals from the Board of Governors of the Federal Reserve System and the Bank’s shareholders.

The Bank was incorporated on May 19, 2000, as a North Carolina-chartered commercial bank and opened for business on May 24, 2000. The Bank operates for the primary purpose of serving the lending, deposit, and other banking needs of individuals and small to medium-sized businesses in its market areas. It offers a range of banking services including checking and savings accounts, commercial, consumer, mortgage and personal loans, and other associated financial services.

On July 25, 2014, we acquired Select Bancorp, Inc., Greenville, North Carolina, and its subsidiary bank, Select Bank & Trust Company. In connection with the associated mergers, we assumed our current Select Bancorp, Inc. and Select Bank & Trust Company brand names, having previously been known under our prior legal name of New Century Bancorp, Inc. and New Century Bank.

On December 15, 2017, we acquired by merger Premara Financial, Inc., Charlotte, North Carolina, and its subsidiary bank, Carolina Premier Bank. Through this acquisition, we expanded our market areas to include Charlotte, North Carolina, and surrounding areas and entered into upstate South Carolina, marking our initial entry into the South Carolina market.

We have one unconsolidated subsidiary, New Century Statutory Trust I. During 2004, we issued $12.4 million of junior subordinated debentures to the trust, which in turn issued $12.0 million of trust preferred securities.

The Company’s principal executive offices are located at 700 West Cumberland Street, Dunn, North Carolina 28334, telephone number (910) 892-7080. The Company maintains a website at www.selectbank.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Offerings Under This Prospectus

We may issue and sell to the public, either separately or together, any part or all of the securities described in this prospectus, at any time and from time to time, in one or more public offerings, up to an aggregate amount of $85,000,000 of our debt securities, preferred stock, depositary shares, common stock, purchase contracts, rights, warrants, or units consisting of two or more securities at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities.

A prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional shares, if any; and

•	the net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

Preferred Stock and Depositary Shares

We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each offer of preferred stock the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation, and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Warrants

We may issue warrants for the purchase of common stock, preferred stock, and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock, and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

Units

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Purchase Contracts

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares, or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units with one or more other securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares, or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock, or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares, or debt securities under the purchase contracts.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the NASDAQ Global Market and trades under the symbol “SLCT.”

RISK FACTORS

Investing in our securities involves risk. Please see the “Risk Factors” section in the Company’s most recent annual report on Form 10-K, along with updates to those Risk Factors contained in any of the Company’s subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business operations, its financial results, and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in the Company and the particular type of securities we are offering under that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table reflects our ratio of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for each of the years in the five-year period ended December 31, 2017, as well as for the three months ended March 31, 2018. Preferred stock dividends during the years ended December 31, 2016, 2015, and 2014 consisted solely of the amounts due on our preferred stock that we assumed in connection with our July 2014 acquisition of Select Bancorp, Inc., Greenville, North Carolina, which had previously issued preferred stock to the U.S. Department of the Treasury in connection with its participation in the Treasury’s Small Business Lending Fund (SBLF) program. We redeemed all such shares of preferred stock on January 20, 2016. We did not pay any preferred stock dividends during the 2017 nor 2013 fiscal years, nor during the three months ended March 31, 2018, because no shares of our preferred stock were outstanding during such periods. Consequently, the ratios of earnings to fixed charges and preferred stock dividends for these periods are the same as the ratios of earnings to fixed charges.

	For the three months ended March 31,	For the years ended December 31,
	2018	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges:
Excluding interest on deposits	7.98	12.41	16.32	19.10	10.49	15.16
Including interest on deposits	2.21	2.74	3.79	3.82	1.84	1.90
Ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	7.98	12.41	16.18	15.75	9.10	15.16
Including interest on deposits	2.21	2.74	3.78	3.69	1.82	1.90

For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of interest on borrowings, including interest payments on junior subordinated debentures and other borrowings. In addition, where indicated, fixed charges include interest on deposits. A statement setting forth the details of the computation of the ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends displayed above is included as Exhibit 12.1 to the registration statement of which this prospectus is a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, including information incorporated herein by reference, which are not historical in nature are intended to be, and are hereby identified as, forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements generally relate to the financial condition, results of operations, plans, objectives, future performance, or business of the Company. They usually can be identified by the use of forward-looking terminology, such as “believes,” “expects,” or “are expected to,” “plans,” “projects,” “goals,” “estimates,” “will,” “may,” “should,” “could,” “would,” “continues,” “intends to,” “outlook” or “anticipates,” or variations of these and similar words, or by discussions of strategies that involve risks and uncertainties. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to, those described in this prospectus. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements management may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information actually known to the Company at the time. Management undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements contained in this prospectus are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of the Company’s future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. These risks, uncertainties, and assumptions include, without limitation:

•	deterioration in the financial condition of borrowers resulting in significant increases in the Company’s loan losses and provisions for those losses and other adverse impacts to results of operations and financial condition;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses;

•	legislative and regulatory changes, including changes in banking, tax, and securities laws and regulations and their application by our regulators;

•	changes in interest rates that affect the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest-sensitive assets and liabilities;

•	our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income;

•	volatility of rate-sensitive deposits;

•	changes in loan underwriting, credit review, or loss reserve policies associated with economic conditions, regulatory examination conclusions, or regulatory developments;

•	our ability to effectively manage credit risks from concentrations, including concentrations in our commercial real estate portfolio at levels we or our regulators deem acceptable;

•	changes in financial market conditions, either internationally, nationally, or locally in areas in which the Company conducts operations, including reductions in rates of business formation and growth, demand for the Company’s products and services, and commercial and residential real estate development and prices;

•	changes in accounting principles, policies, and guidelines applicable to bank holding companies and banking;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets, including any of the foregoing associated with our acquisition activity;

•	fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing (including the value of securities in our investment portfolio);

•	our ability to adapt successfully to technological changes to compete effectively in the marketplace, including against non-traditional competitors such as technology companies;

•	the effects of competition from other commercial banks, non-bank lenders, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and mutual funds, and other financial institutions operating in the Company’s market area and elsewhere, together with such competitors offering banking products and services by mail, telephone, and the Internet that compete with the services we offer in our markets;

•	the Company’s ability to attract and retain key personnel experienced in banking and financial services;

•	changes in governmental monetary and fiscal policies as well as other legislative and regulatory changes;

•	changes in political and economic conditions;

•	the impact of heightened regulatory scrutiny of financial products and services, primarily led by the Consumer Financial Protection Bureau;

•	the Company’s ability to comply with any requirements imposed on it by regulators, and the potential negative consequences that may result;

•	operational, compliance, and other factors, including conditions in local areas in which the Company conducts business such as inclement weather or a reduction in the availability of services or products for which loan proceeds will be used, that could prevent or delay closing and funding loans and any subsequent sale in the secondary market;

•	the effect of any mergers, acquisitions, or other transactions, to which the Company or the Bank may from time to time be a party, including management’s ability to successfully integrate any businesses acquired;

•	the costs, effects, and outcomes of existing or future litigation, including any litigation related to our acquisition activities;

•	operational risks, including data processing system failures or fraud;

•	cyber-attacks and other data breaches that compromise the security of our customer information; and

•	the success at managing the risks involved in the foregoing.

Except as otherwise disclosed, forward-looking statements do not reflect: (i) the effect of any acquisitions, divestitures, or similar transactions that have not been previously disclosed; (ii) any changes in laws, regulations, or regulatory interpretations; or (iii) any change in current dividend or repurchase strategies, in each case after the date as of which such statements are made.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. All forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update any statement, to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. General corporate purposes may include repayment of debt or the interest payments thereon, capital expenditures, possible acquisitions, investments, and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose. We cannot predict whether the proceeds invested will yield a favorable return.

PLAN OF DISTRIBUTION

We may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the names of any underwriters, dealers, or agents;

•	the purchase price of the securities;

•	the use of proceeds to us from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain, or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, which includes sales made directly on the NASDAQ Global Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers, or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers, and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers, and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.

We may authorize underwriters, dealers, or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. The underwriters, dealers, or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the NASDAQ Global Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the NASDAQ Global Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, rights, warrants, and units will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, rights, warrants, and units is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain, or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters, and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF COMMON STOCK, $1.00 PAR VALUE PER SHARE

Voting Rights. Each share of our common stock entitles the holder thereof to one vote on all matters upon which shareholders have the right to vote. Our shareholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of votes cast. In addition, if our board of directors consists of nine or more directors, the board members will be classified into three groups so that approximately one-third of the directors will be elected each year. One of the effects of these “staggered” director terms is that it makes it more difficult to affect a change in majority control of our board of directors.

Dividends. Subject to preferences to which holders of any shares of our preferred stock may be entitled, holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. Under North Carolina law, we are authorized to pay dividends as declared by our board of directors, provided that no such distribution results in our insolvency on a going concern or balance sheet basis. However, although we are a legal entity separate and distinct from the Bank, our principal source of funds with which we can pay dividends to our shareholders is dividends we receive from the Bank. For that reason, our ability to pay dividends is effectively subject to the same limitations that apply to the Bank. The Bank’s ability to pay dividends to us is subject to regulatory restrictions that apply to North Carolina-chartered commercial banks.

No Preemptive Rights; Conversion Rights; Redemption Rights; Sinking Fund. Holders of our common stock do not have preemptive, conversion, or redemption rights; our common stock does not have any sinking fund provisions.

Liquidation. In the event of any liquidation, dissolution, or winding up of our affairs, the holders of shares of our common stock are entitled to receive, after payment of all debts and liabilities, all of our remaining assets available for distribution in cash or in kind. In the event of any liquidation, dissolution, or winding up of the Bank, we, as the sole shareholder of the Bank’s common stock, would be entitled to receive all remaining assets of the Bank available for distribution in cash or in kind after payment of all debts and liabilities of the Bank including all deposits and accrued interest on deposits.

Miscellaneous. Shares of our common stock are non-assessable. Computershare, Inc., College Station, Texas, acts as registrar and transfer agent for our common stock. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock that we may establish in the future. See “Charter, Bylaw, and Statutory Provisions Having Potential Anti-takeover Effects” for additional discussion regarding provisions of our governance documents that may have the effect of delaying, deferring, or preventing a change in control.

NASDAQ Global Market. Our common stock is listed for quotation on the NASDAQ Global Market under the symbol “SLCT.” On July 10, 2018, the last reported sale price of our common stock was $13.55 per share.

DESCRIPTION OF PREFERRED STOCK

The following outlines the general provisions of the shares of preferred stock, no par value per share, which we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, a copy of which we will file with the SEC in connection with the sale of any series of preferred stock.

General. Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, no par value per share, in one or more series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Our board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations, and restrictions of each series of preferred stock that we may offer.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares, and stated or liquidation value of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures, or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Charter, Bylaw and Statutory Provisions Having Potential Anti-takeover Effects.”

Redemption. If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends. Holders of each series of preferred stock will be entitled to receive cash dividends only when, as, and if declared by our board of directors out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay, or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payment of dividends have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference. In the event of the liquidation, dissolution, or winding-up of the Company, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution, or winding-up.

However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution, or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution, or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange. The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights. The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar. The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares. We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $100,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion, and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive, or book-entry form.

Withdrawal of Preferred Stock. A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions. Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares. If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably, or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights. Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange. The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock, or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer, or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement. We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock, or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution, or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses. We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts. The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	we and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•	we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.

Resignation and Removal of Depositary. The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

The following briefly describes the general terms and provisions of the debt securities which may be offered by us and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General Terms of Debt Securities. The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “—Subordination” of this prospectus and in the applicable prospectus supplement.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock, preferred stock, other indebtedness, or warrants and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale, or other assignment, if any;

•	our right, if any, to defer payment or interest and the maximum length of any such deferral period;

•	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation, or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

Terms of Indenture. We summarize below the material terms of the form of indenture or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Ranking of Debt Securities; Holding Company Structure. Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. As of June 30, 2018, the Company had no outstanding debt that by its terms would be senior to any subordinated debt securities that may be issued under the subordinated indenture. The indentures do not limit the issuance of additional senior debt.

The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiary, Select Bank. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of Select Bank and the distribution of funds by Select Bank to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends Select Bank can pay, and also restrict Select Bank from making investments in or loans to us.

Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of Select Bank. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of Select Bank and would be subordinate to any indebtedness of Select Bank senior to that held by us. If a receiver or conservator were appointed for Select Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the FDIC as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of Select Bank. The indentures do not limit the amount of indebtedness or other liabilities that we and Select Bank may incur.

Subordination. The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings:

•	the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities; and

•	until the senior indebtedness is paid in full, any distributions to which the holders of subordinated debt would be entitled shall be made to holders of senior indebtedness, except that holders of subordinated debt may receive securities that are subordinated to senior indebtedness.

In addition, we may make no payment on the subordinated debt securities in the event that any default occurs with respect to any senior indebtedness permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness, if either of the following occur:

•	notice of such default has been given to the Company and to the trustee, provided that judicial proceedings shall be commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice, and provided further that only one such notice shall be given in any twelve-month period, or

•	judicial proceedings are pending in respect of such default.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of our insolvency our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” includes (i) the principal and any premium or interest for money borrowed or purchased by the Company; (ii) the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company; (iii) any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement; (iv) an obligation arising from direct credit substitutes; and (v) any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; in each case, whether outstanding on the date the subordinated indenture becomes effective, or created, assumed or incurred after that date. Senior indebtedness excludes any indebtedness that: (a) expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities; or (b) is identified as junior to, or equal in right of payment with, the subordinated debt securities in any board resolution or in any supplemental indenture.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of the most recent practicable date.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Conversion or Exchange Rights. Our debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock (which may be represented by depositary shares), other indebtedness of the Company, or warrants for our common stock, preferred stock or indebtedness of the Company. If our debt securities are convertible into or exchangeable for such securities, the terms of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include the following:

•	the initial conversion or exchange price or rate;

•	the conversion or exchange period;

•	the manner in which such conversion or exchange shall be effected;

•	applicable adjustments, if any, and

•	any other provision in addition to or in lieu of those described in the indentures.

The securities that our debt securities are convertible into or exchangeable for are limited to those registered with the SEC on the registration statement of which this prospectus is a part.

Absence of Limitation on Indebtedness. The indentures do not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries.

Events of Default. Unless otherwise indicated in the applicable prospectus supplement, if an event of default (other than default due to bankruptcy or insolvency) occurs and is continuing for any series of senior or subordinated debt securities, the indenture trustee or the holders of not less than 25% in principal amount of the outstanding senior or subordinated debt securities of that series may declare the principal of all senior or subordinated debt securities of that series, or any lesser amount provided for in the senior or subordinated debt securities of that series, to be immediately due and payable. Upon any such declaration, the principal or lesser amount, together with any accrued and unpaid interest, will become immediately due and payable.

Unless otherwise indicated in the applicable prospectus supplement, if an event of default due to bankruptcy or insolvency occurs, then the principal amount of all senior or subordinated debt securities of that series, together with any accrued and unpaid interest, will become immediately due and payable, without any declaration or other action on the part of the indenture trustee or any holder of such senior or subordinated debt securities.

At any time after a declaration of acceleration with respect to any series of senior or subordinated debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the applicable indenture trustee, the holders of at least a majority in principal amount of the outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments due, other than those due as a result of acceleration, have been made and all events of default have been cured or waived.

The holders of at least a majority in principal amount of any series of outstanding debt securities may waive any past default with respect to that series, except a default:

•	in the payment of principal and any premium or interest on or additional amounts payable in respect of any debt security of that series; or

•	in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series of debt securities affected.

The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method, and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that (1) such direction is not in conflict with any rule of law or the applicable indenture, (2) the trustee may take any other action it deems proper which is not inconsistent with such direction, and (3) such direction is not unduly prejudicial to the rights of the other holders of the series of debt securities. The trustee is under no obligation to exercise any of the rights or powers vested in it at the direction of the holders unless the holders have offered security or indemnity to the trustee against the costs, expenses, and liabilities which it might incur in complying with such request or direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	the holder has previously given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the series have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee;

•	such holder or holders have offered indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

However, the holder of any debt security has the right to receive payment of the principal of (and premium, if any) and interest on, and any additional amount in respect of, such debt security and to institute suit for the enforcement of any such payment.

The Company is required to deliver an annual statement to the trustee as to the performance of the Company’s obligations under the indentures and as to any default in that performance of which we are aware. We are also required to notify the trustee of any event which, after notice or lapse of time or both, would become an event of default within five days after the occurrence of such event.

Governing Law. Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

For purposes of this section, the terms “we,” “our” and “us” refer only to Select Bancorp, Inc., and not to its subsidiaries.

General. We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with the issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued and the amount of warrants outstanding;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants and provisions for changes to or adjustments in the exercise price;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange, transfer, and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock, or depositary shares will not have any rights of holders of the common stock, preferred stock, or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants. A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect, or value.

Enforceability of Rights. The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action, or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities that make up a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares, or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary share, or debt security may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.

The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock, preferred stock, depositary shares, or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.

DESCRIPTION OF RIGHTS

For purpose of this section, the terms “we”, “our”, “our” and “us” refer only to Select Bancorp, Inc., and not to its subsidiaries.

The following briefly summarizes the general provisions of rights that we may offer to purchase additional shares of our common stock or any series of preferred stock, which we may issue. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the rights, which we will file with the SEC in connection with an issuance of rights to holders of our common stock or any series of our preferred stock. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General. We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price. Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses. The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes, or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

The applicable prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination. We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers. Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations. We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements. We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

Charter, Bylaw and Statutory Provisions Having Potential Anti-takeover Effects

The following paragraphs summarize certain provisions of our articles of incorporation, bylaws, and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire or take control of the Company, or to remove or replace incumbent directors, that are not first approved by our board of directors, even if those proposed actions are favored by our shareholders. All references to our articles of incorporation reference such articles as amended to date.

Authorized Shares. Our articles of incorporation currently authorize the issuance of 25,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors is authorized to approve the issuance of shares of our common stock or preferred stock from time to time and, in the case of preferred stock, to create separate series of preferred stock within the class, and to determine the number of shares, designations, terms, relative rights, preferences and limitations of the preferred stock, or of shares within each series of preferred stock, at the time of issuance, all by its resolution. Those provisions give our board of directors considerable flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits, and grants of stock options. However, the board’s authority also could be used, consistent with the board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock, or by issuing a series of preferred stock, to persons friendly to management in order to attempt to block a tender offer, merger, or other transaction by which a third party seeks to gain control.

Super-majority Vote Requirement for Certain Business Combinations. Our articles of incorporation require the affirmative vote of 66 2∕3% of the outstanding shares of all classes of our common stock entitled to vote to approve any agreement, plan, or arrangement providing for the merger, consolidation or exchange of our shares with any other corporation or the sale, lease, or exchange of all or substantially all of our assets, unless the proposed transaction is approved by the vote of at least a majority of the members of our board of directors who are unaffiliated with any other party to the proposed transaction. This provision could tend to make the acquisition of our Company more difficult to accomplish without the cooperation or favorable recommendation of our board of directors.

Other Constituency Considerations. When evaluating business combinations or transactions and determining what is in the best interests of the Company and our shareholders, our articles of incorporation provide that our board of directors (or any individual member) may, but is not required, to consider: (i) the social and economic effects of the transaction or the matter to be considered on the Company and its subsidiaries, its and their employees, depositors, customers, and creditors, and the communities in which the Company and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person(s) or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Company and its subsidiaries and the communities in which the Company and its subsidiaries operate or are located; (iii) the competence, experience, and integrity of the acquiring person(s) or entity and its or their management; and (iv) the prospects for successful conclusion of the business combination, offer or proposal.

Advance Notice of Director Nominations. Our bylaws provide that in order to be eligible for consideration at a meeting of shareholders, all nominations for election to the board of directors, other than those made by our nominating committee, must be in writing and submitted to our corporate secretary no later than September 30th of the year preceding the meeting of shareholders at which the nominee would stand for election and must be accompanied by the nominee’s written consent to serve, if elected, and a certification that the nominee has owned at least 1,000 shares of our common stock for the twelve months preceding the nomination and has business, economic, and residential ties to our market area. Only shareholders entitled to vote at the meeting at which directors are elected may make recommendations for nominations to our board of directors.

Special Meetings of Shareholders. Our bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) the Chairman of our board of directors, (b) the President of the Company, or (c) the Corporate Secretary of the Company at the request of the board of directors of the Company.

Amendment of Bylaws. Subject to certain limitations under North Carolina law, our bylaws may be amended or repealed by either our board of directors or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by the board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes the board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Certain Provisions of Federal Law. The ability of a third party to acquire us is also limited under applicable banking regulations. The Bank Holding Company Act of 1956, as amended, requires any “bank holding company” (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.9% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock, including pursuant to any warrants or options to purchase our common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of our common stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of the Company appearing in its Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of internal control over financial reporting as of December 31, 2017, have been audited by Dixon Hughes Goodman LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of the firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov and through the “Investor Relations” section of our website (www.selectbank.com). Information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus.

This prospectus, which is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, omits certain information set forth in the registration statement. Accordingly, for further information, you should refer to the registration statement and its exhibits on file with the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 10, 2018;

•	Current Reports on Form 8-K filed with the SEC on February 26, 2018 and May 24, 2018;

•	the description of our common stock contained in Amendment No. 1 to our Registration Statement on Form S-4 (File No. 333-220670) filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such description; and

•	all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Select Bancorp, Inc.

Attn: Mark A. Jeffries, EVP and Chief Financial Officer

700 West Cumberland Street

Dunn, North Carolina 28334

Telephone number: (910) 892-7080

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

4,583,334 Shares

Common Stock

PROSPECTUS SUPPLEMENT

FIG Partners, LLC